Exhibit 10.4

ADMINISTRATION AGREEMENT

between

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2026-1,

as Issuer,

SANTANDER CONSUMER USA INC.,

as Administrator

and

CITIBANK, N.A.,

as Indenture Trustee

Dated as of February 25, 2026

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TABLE OF CONTENTS

(continued)

-ii-	Administration Agreement (SDART 2026-1)

THIS ADMINISTRATION AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) dated as of February 25, 2026, is between SANTANDER DRIVE AUTO RECEIVABLES TRUST 2026-1, a Delaware statutory trust (the “Issuer”), SANTANDER CONSUMER USA INC., an Illinois corporation, as administrator (the “Administrator”), and CITIBANK, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

W I T N E S S E T H :

WHEREAS, Santander Drive Auto Receivables LLC (the “Seller”) and Computershare Delaware Trust Company (the “Owner Trustee”) have entered into the Amended and Restated Trust Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Trust Agreement”);

WHEREAS, the Issuer has issued the Notes pursuant to the Indenture and has entered into certain agreements in connection therewith, including, (i) the Sale Agreement, (ii) the Servicing Agreement, (iii) the Indenture and (iv) the Depository Agreement (the Trust Agreement and each of the agreements referred to in clauses (i) through (iv) are referred to herein collectively as the “Issuer Documents”);

WHEREAS, to secure payment of the Notes, the Issuer has pledged the Collateral to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture;

WHEREAS, pursuant to the Issuer Documents, the Issuer is required to perform certain duties;

WHEREAS, the Issuer desires to have the Administrator administer the affairs of the Issuer and perform certain of the duties of the Issuer and to provide such additional services consistent with this Agreement and the Issuer Documents as the Issuer may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1  Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Sale Agreement”), by and between Santander Drive Auto Receivables LLC, as seller, and the Issuer.

Administration Agreement (SDART 2026-1)

SECTION 1.2  Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

DUTIES OF THE ADMINISTRATOR

SECTION 2.1  Duties of the Administrator.

(a)  Duties with Respect to the Issuer Documents. The Administrator shall perform all of its duties as Administrator specifically enumerated herein and in the Issuer Documents and administer and perform all of the duties and obligations of the Issuer under the Issuer Documents and no additional duties shall be read to be included herein; provided, however, that the Administrator shall have no obligation to make any payment required to be made by the Issuer under any Issuer Document. In addition, the Administrator shall consult with the Issuer regarding its duties and obligations under the Issuer Documents. The Administrator shall monitor the performance of the Issuer and shall advise the Issuer when action is necessary to comply with the Issuer’s duties and obligations under the Issuer Documents. Other than such items to be performed by the Indenture Trustee pursuant to Section 6.6 of the Indenture, the Administrator shall perform such calculations, and shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Issuer Documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Issuer Documents, and shall prepare, execute, file and deliver on behalf of the Issuer all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuer to prepare, execute, file or deliver pursuant to the Issuer Documents or otherwise by law.

(b)  Notices to Rating Agencies. The Administrator shall give notice to each Rating Agency of (i) any merger or consolidation of the Owner Trustee pursuant to Section 10.4 of the

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Trust Agreement; (ii) any merger or consolidation of the Indenture Trustee pursuant to Section 6.9 of the Indenture; (iii) any resignation or removal of the Indenture Trustee pursuant to Section 6.8 of the Indenture; (iv) any Event of Default of which it has been provided notice pursuant to Section 6.5 of the Indenture; (v) the termination of, and/or appointment of a successor to, the Servicer pursuant to Section 6.1 of the Servicing Agreement; and (vi) any supplemental indenture pursuant to Section 9.1 or 9.2 of the Indenture; which notice shall be given in the case of each of clauses (i) through (vi) promptly upon the Administrator being notified thereof by the Owner Trustee, the Indenture Trustee or the Servicer, as applicable.

(c)  Dissolution of the Issuer. Upon dissolution of the Issuer, the Administrator shall wind up the business and affairs of the Issuer in accordance with Section 9.2 of the Trust Agreement.

(d)  No Action by Administrator. Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, take any action that the Issuer directs the Administrator not to take or which would result in a violation or breach of the Issuer’s covenants, agreements or obligations under any of the Issuer Documents.

(e)  Non-Ministerial Matters; Exceptions to Administrator Duties.

(i)  Notwithstanding anything to the contrary in this Agreement, with respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless, within a reasonable time before the taking of such action, the Administrator shall have notified the Issuer of the proposed action and the Issuer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A)	the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer;

(B)

the appointment of successor Note Registrars, successor Paying Agents, successor Indenture Trustees, a successor Administrator or successor Servicers, or the consent to the assignment by the Note Registrar, the Paying Agent or the Indenture Trustee of its obligations under the Indenture; and

(C)	the removal of the Owner Trustee or the Indenture Trustee.

(ii)  Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders or Certificateholders under the Transaction Documents, (y) except as provided in the Transaction Documents, sell the Trust Estate or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

(f)  Duties with Respect to Issuer Licensing. The Administrator, at its expense, will obtain on behalf of the Issuer all licenses, if any, required by the laws of any jurisdiction to be

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held by the Issuer in connection with ownership of the Receivables, and will make all filings and pay all fees as may be required in connection therewith during the term hereof.

SECTION 2.2  Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection upon reasonable written request by the Issuer, the Seller and the Indenture Trustee at any time during normal business hours.

SECTION 2.3  Administrator Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement, the Administrator shall be entitled to receive the Administration Fee, which shall be payable pursuant to Section 8.6(a) or Section 5.4(b) of the Indenture, as applicable. The Administrator shall pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of its independent accountants and taxes imposed on the Administrator.

SECTION 2.4  Administrator Termination Events; Termination of the Administrator.

(a)  Subject to clause (d) below, the Administrator may resign from its duties hereunder by providing the Issuer with at least sixty (60) days’ prior written notice.

(b)  Subject to Section 3.15 of the Indenture, the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty (60) days’ prior written notice.

(c)  The occurrence of any one of the following events (each, an “Administrator Termination Event”) shall also entitle the Issuer, subject to Section 5.12 hereof, to terminate and replace the Administrator:

(i)  any failure by the Administrator to duly observe or perform in any material respect any other of its covenants or agreements in this Agreement, which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which continues unremedied for a period of ninety (90) days after discovery thereof by a Responsible Officer of the Administrator or receipt by the Administrator of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the Note Balance of the Outstanding Notes, voting together as a single class; or

(ii)  the Administrator suffers an Insolvency Event;

provided, however, that if any delay or failure of performance referred to under clause (c)(i) above shall have been caused by force majeure or other similar occurrence, the ninety (90) day grace period referred to in such clause (c)(i) shall be extended for an additional sixty (60) calendar days.

(d)  If an Administrator Termination Event shall have occurred, the Issuer may, subject to Section 5.12 hereof, by notice given to the Administrator and the Owner Trustee, terminate all or a portion of the rights and powers of the Administrator under this Agreement, including the rights of the Administrator to receive the annual fee for services hereunder for all periods following such termination; provided, however, that such termination shall not become effective until such time as the Issuer, subject to Section 5.12 hereof, shall have appointed a

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successor Administrator in the manner set forth below. Upon any such termination or upon a resignation of the Administrator in accordance with Section 2.4(a) hereof, all rights, powers, duties and responsibilities of the Administrator under this Agreement shall vest in and be assumed by any successor Administrator appointed by the Issuer, subject to Section 5.12 hereof, pursuant to a management agreement between the Issuer and such successor Administrator, containing substantially the same provisions as this Agreement (including with respect to the compensation of such successor Administrator), and the successor Administrator is hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Administrator, as attorney-in-fact or otherwise, all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption. Further, in such event, the Administrator shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the administration of the Issuer to the new Administrator. No resignation or removal of the Administrator shall be effective until a successor Administrator shall have been appointed by the Issuer.

(e)  The Issuer, subject to Section 5.12 hereof, may waive in writing any Administrator Termination Event by the Administrator in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past Administrator Termination Event, such Administrator Termination Event shall cease to exist, and any Administrator Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other Administrator Termination Event or impair any right consequent thereon.

SECTION 2.5  Action upon Termination or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 2.4, or the removal or resignation of the Administrator pursuant to Section 2.4, the Administrator shall be entitled to be paid by the Issuer all fees accruing to it to the date of such termination or removal pursuant to Section 8.6(a) or Section 5.4(b) of the Indenture, as applicable.

SECTION 2.6  Monthly Report. On or before the Determination Date preceding each Payment Date, the Administrator shall deliver to the Servicer, the Indenture Trustee and each Paying Agent, with a copy to each of the Rating Agencies, a Monthly Report executed by an Authorized Officer of the Administrator containing all information necessary to make the payments, transfers and distributions pursuant to the Indenture on such Payment Date, together with the written statements to be furnished by the Indenture Trustee to the Noteholders pursuant to Section 4.2 hereof and Section 6.6 of the Indenture. At the sole option of the Administrator, each Monthly Report may be delivered in electronic format or hard copy format. No disbursements shall be made directly by the Administrator to a Noteholder or a Certificateholder, and the Administrator shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

SECTION 2.7  Exchange Act Filings. The Issuer hereby authorizes the Administrator to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Exchange Act and the rules thereunder.

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SECTION 2.8  Administrator Expenses. The Administrator shall pay fees, expenses, indemnities and disbursements of the Asset Representations Reviewer to the extent required under Sections 4.01, 4.02, 4.03 and 5.03 of the Asset Representations Review Agreement.

ARTICLE III

THE ADMINISTRATOR

SECTION 3.1  Representations and Warranties of the Administrator. The Administrator represents and warrants to the Issuer and the Indenture Trustee as follows:

(a)  Existence and Power. The Administrator is validly existing under the laws of its jurisdiction of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. The Administrator has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Administrator to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Collateral.

(b)  Authorization and No Contravention. The execution, delivery and performance by the Administrator of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Administrator and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement to which the Administrator is a party by which its properties are bound (other than violations of such laws, rules, regulations, organizational documents, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Administrator’s ability to perform its obligations under, the Transaction Documents).

(c)  No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Administrator of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Collateral or would not materially and adversely affect the ability of the Administrator to perform its obligations under the Transaction Documents.

(d)  Binding Effect. Each Transaction Document to which the Administrator is a party constitutes the legal, valid and binding obligation of the Administrator enforceable against the Administrator in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors from time to time in effect or by general principles of equity.

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SECTION 3.2  Not Applicable to the Administrator in Other Capacities. Nothing in this Agreement shall affect any obligation the Administrator may have in any other capacity.

SECTION 3.3  Merger of Administrator. Any entity (i) into which the Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which the Administrator shall be a party, or any entity succeeding to the business of the Administrator or (ii) (A) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Banco Santander, S.A. and (B) which executes an agreement of assumption to perform every obligation of the Administrator under this Agreement, shall be the successor to the Administrator under this Agreement, in each case, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 3.4  The Administrator May Own Notes. The Administrator, and any Affiliate of the Administrator, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Administrator or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by or pledged to the Administrator or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes.

SECTION 3.5  Liens. The Administrator will not directly or indirectly create, suffer or allow to exist any Lien on the Collateral other than Permitted Liens.

SECTION 3.6  Other Activities of the Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

SECTION 3.7  Form 8-K Filings. The Administrator shall promptly notify the Seller, but in no event later than two (2) Business Days after its occurrence, of any Reportable Event of which a Responsible Officer of the Administrator has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Seller or the Administrator has actual knowledge). Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

SECTION 3.8  Regulation AB. The Administrator shall cooperate fully with the Seller and the Issuer to deliver to the Seller and the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Seller or the Issuer to permit the Seller to comply with the provisions of Regulation AB and its reporting obligations under the Exchange Act.

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SECTION 3.9  Official Record. If the Administrator is a national or state-chartered bank, so long as the Notes and the Certificates remain outstanding, this Agreement shall be treated as an official record of the Administrator within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).

SECTION 3.10  Compliance with the FDIC Rule. If an FDIC Safe Harbor Compliance Event has occurred and is continuing, the Administrator (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the Bank Parties.

ARTICLE IV

ACCOUNTS; STATEMENTS TO NOTEHOLDERS

SECTION 4.1  Establishment of Accounts.

(a)  The Administrator shall cause to be established on or prior to the Closing Date:

(i)

(x) Prior to the payment in full of the principal of and interest on the Notes, for the benefit of the Noteholders in the name of the Indenture Trustee, an Eligible Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee and (y) following payment in full of the principal of and interest on the Notes, for the benefit of the Certificateholders, in the name of the Issuer, an Eligible Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders, which Eligible Account shall be established by and maintained with the Certificate Paying Agent, as Relevant Trustee, or its designee (the “Collection Account”). No checks shall be issued, printed or honored with respect to the Collection Account.

(ii)

For the benefit of the Noteholders, in the name of the Indenture Trustee, an Eligible Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which Eligible Account shall be established by and maintained with the Indenture Trustee or its designee. No checks shall be issued, printed or honored with respect to the Reserve Account.

(iii)

Upon the issuance of any Definitive Certificate in accordance with the terms of the Trust Agreement, for the benefit of the Certificateholders, in the name of the Issuer, a non-interest bearing Eligible Account (the “Certificate Distribution Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders, which Eligible Account shall be established by and maintained with the Certificate Paying Agent or its designee. No checks shall be issued, printed or honored with respect to the Certificate Distribution Account. Funds on deposit in the Certificate Distribution Account shall be held uninvested.

(b)  Funds on deposit in the Collection Account and the Reserve Account (collectively, the “Trust Accounts”), if any, shall be invested by the Relevant Trustee in Eligible

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Investments selected in writing by the Administrator and of which the Administrator provides notification (pursuant to standing instructions or otherwise); provided that it is understood and agreed that none of the Administrator, the Servicer, the Relevant Trustee (subject to Section 6.1(c) of the Indenture) or the Issuer shall be liable for any loss arising from such investment in Eligible Investments. If no such selection is made by the Administrator, funds on deposit in the Trust Accounts shall remain uninvested. All such Eligible Investments shall be held by or on behalf of the Relevant Trustee as secured party for the benefit of the Noteholders (or if there are no Noteholders, for the Certificateholders); provided, that on each Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be distributed to the Servicer and shall not be available to pay the distributions provided for in Section 8.6(a) of the Indenture. Except to the extent the Rating Agency Condition is satisfied, all investments of funds on deposit in the Trust Accounts shall mature so that such funds will be available on the Business Day immediately preceding the immediately following Payment Date. No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Eligible Investment and the Administrator directs the Relevant Trustee in writing to dispose of such Eligible Investment. The Administrator acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Eligible Investments or the Relevant Trustee’s receipt of a broker’s confirmation. The Administrator agrees that such notifications shall not be provided by the Relevant Trustee hereunder, and the Relevant Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity.

(c)  The Relevant Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments and proceeds shall be part of the Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Relevant Trustee for the benefit of the Noteholders (or if there are no Noteholders, for the Certificateholders). If, at any time, any Trust Account ceases to be an Eligible Account, the Administrator shall promptly notify the Relevant Trustee (unless such Trust Account is an account with the Relevant Trustee) in writing and within thirty (30) days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period) after becoming aware of the fact, establish a new Trust Account as an Eligible Account and shall direct the Relevant Trustee in writing to transfer any cash and/or any investments to such new Trust Account.

(d)  With respect to the Trust Account Property, the parties hereto agree that:

(i)

any Trust Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Relevant Trustee, and, except as otherwise provided in the Transaction Documents, the Relevant Trustee or its designee shall have sole signature authority with respect thereto;

(ii)

any Trust Account Property that constitutes Physical Property shall be delivered to the Relevant Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending

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maturity or disposition, solely by the Relevant Trustee or any such designee;

(iii)

any Trust Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Relevant Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Relevant Trustee or such designee, pending maturity or disposition, through continued registration of the Relevant Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof;

(iv)

any Trust Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

(v)

to the extent any Trust Account Property is credited to a securities account, the account agreement establishing such securities account shall provide that the account agreement is governed solely by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and such institution acting as securities intermediary shall have at the time of entry of the account agreement and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention; the jurisdiction of such institution acting as securities intermediary with respect to such securities account shall be the State of New York; and (if the Indenture Trustee is not the securities intermediary with respect to such securities account) the Indenture Trustee, the Issuer and such securities intermediary shall agree in writing that such securities intermediary will comply with entitlement orders originated by the Indenture Trustee with respect to such securities account without further consent of the Issuer.

(e)  The Indenture Trustee, to the extent it is acting in the capacity of securities intermediary with respect to Trust Account Property, represents, warrants and covenants that:

(i)	it is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(ii) of the relevant UCC, that in the ordinary course of its

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business maintains “securities accounts” for others, as such term is used in Section 8-501 of the relevant UCC, and an “intermediary” as defined in the Hague Securities Convention;

(ii)

pursuant to Section 8-110(e)(1) of the relevant UCC for purposes of the relevant UCC, the jurisdiction of the Indenture Trustee as securities intermediary is the State of New York. Further, the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and

(iii)

the Indenture Trustee has and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States engaged in a business or other regular activity of maintaining securities accounts.

(f)  To the extent that there are any other agreements with the Indenture Trustee governing the Trust Accounts, the parties agree that each and every such agreement is hereby amended to provide that, with respect to the Trust Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York.

(g)  Except for the Collection Account, the Reserve Account and the Certificate Distribution Account, there are no accounts required to be maintained under the Transaction Documents.

SECTION 4.2  Statements to Noteholders and Certificateholders. On or before each Determination Date, the Administrator shall provide to the Servicer, the Certificate Paying Agent and the Relevant Trustee (with a copy to each Rating Agency and the Issuer), and the Relevant Trustee shall make available on its website, as described below, to each Noteholder and Certificateholder of record as of the most recent Record Date, a statement setting forth for the Collection Period and Payment Date relating to such Determination Date the following information (or such other substantially similar information so long as such information satisfies the requirement of Item 1121 of Regulation AB):

(a)  the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(b)  the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance, the Class E Note Balance and the Note Factor with respect to each Class of Notes, in each case after giving effect to payments on such Payment Date;

(c)  (i) the amount on deposit in the Reserve Account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount to be deposited in the Reserve Account in respect of such Payment Date, if any, (iii) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (iv) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and

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deposits thereto in respect of such Payment Date and (v) the change in such balance from the immediately preceding Payment Date;

(d)  the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal, the Fifth Allocation of Principal and the Regular Allocation of Principal for such Payment Date;

(e)  the Pool Balance and the Pool Factor as of the close of business on the last day of the preceding Collection Period;

(f)  (i) the amount of the Servicing Fee to be paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date and (ii) the amount of the Administration Fee to be paid to the Administrator with respect to the related Collection Period and the amount of any unpaid Administration Fees and the change in such amount from that of the prior Payment Date;

(g)  the amount of fees to be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer with respect to the related Payment Date and the amount of any unpaid fees to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and the change in such amount from that of the prior Payment Date;

(h)  the amount of the Class A Noteholders’ Interest Carryover Shortfall, the Class B Noteholders’ Interest Carryover Shortfall, the Class C Noteholders’ Interest Carryover Shortfall, the Class D Noteholders’ Interest Carryover Shortfall and the Class E Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(i)  the aggregate Repurchase Price with respect to Repurchased Receivables paid to the Issuer with respect to the related Collection Period;

(j)  the aggregate Principal Balance of Receivables that are more than 30 days delinquent as of the end of the related Collection Period;

(k)  the aggregate Principal Balance of 60 Day Delinquent Receivables as of such Payment Date;

(l)  the Delinquency Percentage for the related Collection Period;

(m)  the Delinquency Trigger for such Payment Date; and

(n)  the number, dollar amount and percentage of Receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period; provided, however, that the Administrator may, in its sole discretion, provide the information set forth in this clause (n) in 30-day increments beginning with 30-59 days delinquent in lieu of the foregoing increments.

12	Administration Agreement (SDART 2026-1)

Each amount set forth pursuant to clause (a) or (h) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the aggregate principal amount of the Notes (or Class thereof).

No disbursements shall be made directly by the Administrator or the Servicer to a Noteholder, and neither the Administrator nor the Servicer shall be required to maintain any investor record relating to the posting of disbursements or otherwise.

The Relevant Trustee shall make available via the Relevant Trustee’s website all reports or notices required to be provided by the Relevant Trustee under this Section 4.2 (which reports may include information with respect to the 144A Notes). Any information that is disseminated in accordance with the provisions of this Section 4.2 shall not be required to be disseminated in any other form or manner. The Relevant Trustee will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility therefor. All such information provided to the Relevant Trustee for posting to the Relevant Trustee’s website should be sent to Louis.A.Piscitelli@citi.com with subject reference “For Posting – SDART 2026-1.”

The Indenture Trustee’s website shall be initially located at “www.sf.citidirect.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Owner Trustee, the Administrator, the Servicer, the Issuer, the Certificate Registrar and any Paying Agent. In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement. The Indenture Trustee shall notify the Noteholders in writing of any changes in the address or means of access to the website where the reports are accessible.

The Relevant Trustee will not be required to make available via its website any information that in its judgment is confidential, may include any personally identifiable information or could otherwise violate applicable law, or could result in personal liability to the Relevant Trustee. In addition, the Relevant Trustee will have no liability for the failure to include or post any information that it has not actually received or is not in a form or format that will allow it to make such information available via its website, but to the extent received will request from the provider such information in a form or format suitable for posting on its website. In the event that the Relevant Trustee receives information for posting to its website that is not in a form or format suitable for posting or that it otherwise determines not to post in accordance with this paragraph, it shall promptly notify the sender of such information and inform such sender of the reasons for not posting such information and, if applicable, the appropriate form or format in which such information should be provided.

SECTION 4.3  No Duty to Confirm. The Relevant Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Monthly Report delivered to the Relevant Trustee, and the Relevant Trustee shall be fully protected in relying upon such Monthly Report.

13	Administration Agreement (SDART 2026-1)

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1  Amendments.

(a)  Any term or provision of this Agreement may be amended by the Administrator without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Servicer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)  the Administrator delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)  the Rating Agency Condition is satisfied with respect to such amendment and the Administrator notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)  This Agreement may also be amended from time to time by the Issuer, the Administrator and the Indenture Trustee, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal amount of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement. For purposes of this Section 5.1, if the Sponsor and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether the Sponsor and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of the Sponsor or any Affiliate thereof to such effect.

(c)  Any term or provision of this Agreement may also be amended from time to time by the Administrator for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the 144A Notes or the Certificates without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Servicer, the Owner Trustee or any other Person, provided, however, the Administrator shall provide written notification of the substance of such amendment to the Issuer, the Servicer, the Owner Trustee and the Indenture Trustee and promptly after the execution of any such amendment, the Administrator shall furnish a copy of such amendment to the Issuer, the Owner Trustee and the Indenture Trustee.

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(d)  Prior to the execution of any amendment pursuant to this Section 5.1, the Administrator shall provide written notification of the substance of such amendment to each Rating Agency and the Owner Trustee; and promptly after the execution of any such amendment, the Administrator shall furnish a copy of such amendment to each Rating Agency, the Owner Trustee and the Indenture Trustee; provided, that no amendment pursuant to this Section 5.1 shall be effective which adversely affect the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(e)  Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement.

(f)  Notwithstanding subsections (a) and (b) of this Section 5.1, this Agreement may only be amended by the Administrator if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by the Sponsor and/or its Affiliates, such Person (or Persons) consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Administrator or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by the Sponsor and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of the Sponsor or any Affiliate thereof to such effect. For the avoidance of doubt, no consent of the Certificateholders or delivery of any such Officer’s Certificate or Opinion of Counsel contemplated in clause (ii) of this subsection (f) shall be required in connection with an amendment to this Agreement pursuant to subsection (c) of this Section 5.1.

SECTION 5.2  Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or to represent the Issuer in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Issuer.

SECTION 5.3  No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator, the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on the Administrator, the Issuer or the Owner Trustee or (iii) shall be deemed to confer on the Administrator, the Issuer or the Owner Trustee any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

SECTION 5.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, hand

15	Administration Agreement (SDART 2026-1)

delivery, prepaid courier service, or by facsimile or by electronic transmission, and addressed in each case as specified on Schedule I to the Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

SECTION 5.5  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)  THIS AGREEMENT AND ALL DISPUTES, CLAIMS, CONTROVERSIES, DISAGREEMENTS, ACTIONS AND PROCEEDINGS ARISING OUT OF RELATING TO THIS AGREEMENT, INCLUDING THE SCOPE OR VALIDITY OF THIS PROVISION, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ITS STATUTE OF LIMITATIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY LAWS OR RULES OR PROVISIONS, INCLUDING ANY BORROWING STATUTE, THAT WOULD RESULT IN THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)  Each of the parties hereto hereby irrevocably and unconditionally:

(i)  submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

(ii)  consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)  agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 5.4 of this Agreement;

(iv)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)  to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

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SECTION 5.6  Headings. The article and section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 5.7  Counterparts and Electronic Signature. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

SECTION 5.8  Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral and written understandings. There are no unwritten agreements among the parties with respect to the transactions described in the Transaction Documents.

SECTION 5.9  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 5.10  Benefits of the Administration Agreement. Nothing in this Agreement, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder, the Owner Trustee, any separate trustee or co-trustee appointed under Section 6.10 of the Indenture and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Agreement. For the avoidance of doubt, the Owner Trustee is a third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

SECTION 5.11  Delegation of Duties. The Administrator may, at any time without notice or consent, delegate (a) any or all of its duties under the Transaction Documents to any of its Affiliates or (b) specific duties to sub-contractors or other professional services firms (including accountants, outside legal counsel or similar concerns) who are in the business of performing such duties; provided,

17	Administration Agreement (SDART 2026-1)

that no such delegation shall relieve the Administrator of its responsibility with respect to such duties and the Administrator shall remain obligated hereunder as if the Administrator alone were performing such duties.

SECTION 5.12  Assignment. Each party hereto hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all of the Issuer’s rights under this Agreement. In addition, the Administrator hereby acknowledges and agrees that for so long as any Notes are outstanding, the Indenture Trustee will have the right to exercise all waivers and consents, rights, remedies, powers, privileges and claims of the Issuer under this Agreement in the event the Issuer shall fail to exercise the same.

SECTION 5.13  Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party hereto shall not commence, join with any other Person in commencing or institute with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 5.13 shall survive the termination of this Agreement.

SECTION 5.14  Limitation of Liability.

(a)  It is expressly understood and agreed by the parties that (i) this Agreement is executed and delivered by Computershare Delaware Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (ii) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants, undertakings and agreements by Computershare Delaware Trust Company but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Computershare Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) Computershare Delaware Trust Company has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (v) under no circumstances shall Computershare Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken

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by the Issuer under this Agreement or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(b)  Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee and Certificate Paying Agent, respectively, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer; provided that the Indenture Trustee shall be responsible for its actions as Indenture Trustee hereunder and under the Indenture. Under no circumstances shall the Indenture Trustee or the Certificate Paying Agent be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

SECTION 5.15  Relevant Trustee. Following the payment in full of principal of, and interest on, the Notes, the Certificate Paying Agent shall assume the role of Relevant Trustee hereunder and shall perform the obligations of the Relevant Trustee set forth herein. At least five (5) Business Days prior to the final payment in full of principal of, and interest on, the Notes, the Administrator shall deliver a written notification to the Certificate Paying Agent, which notice shall set forth the date upon which the Certificate Paying Agent will assume the role of Relevant Trustee (the “Assumption Date”). For the avoidance of doubt, the obligations and duties of the Certificate Paying Agent as Relevant Trustee under the Transaction Documents shall be limited to the express duties of the Relevant Trustee, and shall not be deemed to include any duty or obligation of the Indenture Trustee, the Issuer, or any other Person. In the performance of its obligations as Relevant Trustee, the Certificate Paying Agent shall be entitled to all of the same rights, protections, indemnities and immunities as the Indenture Trustee under the Indenture, which rights, protections, indemnities and immunities are incorporated herein by reference. The parties hereby agree to amend the Transaction Documents prior to the Assumption Date to provide for such terms and conditions as may be necessary or desirable in connection with the assumption of the role of Relevant Trustee by the Certificate Paying Agent.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2026-1

By:	Computershare Delaware Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

S-1	Administration Agreement (SDART 2026-1)

SANTANDER CONSUMER USA INC.,
as Administrator

By:
Name: Craig Shmoldas
Title: Vice President

S-2	Administration Agreement (SDART 2026-1)

CITIBANK, N.A.,
as Indenture Trustee

By:
Name: Title:

CITIBANK, N.A.,
as Certificate Paying Agent, solely for the purposes of Section 5.15 of this Agreement

By:
Name: Title:

S-3	Administration Agreement (SDART 2026-1)